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                                                                    EXHIBIT 23.2


                          [ERNST & YOUNG LETTERHEAD]


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 3, 2000 (except for Note 17(f) which is as of
March 12, 2001), in the Registration Statement (Form S-4 No.      ) and related
prospectus of Genetronics Biomedical Ltd. for the registration of 33,756,718 shares of its common stock and 4,693,561 shares of its common stock issuable upon the exercise of common stock options and warrants.


Vancouver, Canada,
March 12, 2001

                                   /s/ Ernst & Young

                                   Chartered Accountants